Exhibit (j.1)



                              CONSENT OF COUNSEL


            We consent to the reference to our Firm under the heading "Counsel" in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of Excelsior Funds Trust as filed with the Securities and Exchange Commission on or about December 31, 2003.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
December 31, 2003